Exhibit 99.1

Annual General Meeting of Shareholders

Ballistic Recovery Systems, Inc.

South St. Paul, Minnesota

Address by Larry E. Williams CEO, President and Chief Operating Officer, BRS Inc.

Good morning. Welcome to this meeting of Ballistic Recovery Systems stockholders.

FY2005 was one of the most challenging years in the history of BRS. 2005 was a year of important decisions for BRS.

But before I turn to the strategic and personnel-related decisions taken by the Board of Directors and management – and the consequences of those decisions – I’d like to say a few words about the results for the year.

On the occasion of last year’s Annual General Meeting, we were optimistic that we would produce positive figures for the 2005 financial year. This optimism has proved to be justified, given the performance of all our business lines, but we were also devastated by an unfavorable outcome in a lawsuit which impacted us financially.

The Board of Directors and I do not want to whitewash anything, and we accept that people may have divergent opinions on any subject. Nowadays, many people have short memories and forget the good news of 2005 which is often taken for granted. And, we have a lot of good news to report from 2005.

It’s easy to forget that a major effort was required to get BRS to where it stands today. For this reason, I want to take this opportunity to express my respect and gratitude to the Board of Directors, to our senior management, and to all BRS employees, for their considerable commitment and professionalism, which were a major factor behind the huge improvements we have achieved in the last year. There have been a number of invisible changes in the business processes, quality and organization over the last year and I would like to introduce the members of the senior staff here today:

John Gilmore, Sales	Don Hedquist, CFO

Rick Jants, Quality Assurance	Randy Bakeberg, Production

Brent Torgerson, Program Engineering	Ken Marek, Purchasing

As a result of the Parson’s lawsuit, it’s difficult to compare 2005’s financial results with the results for 2004. However, for any uncertainties that remain, management has endeavored to overcome these uncertainties through open and consistent communication. In my view, we have succeeded.

I particularly want to call your attention to the fact that putting aside the impact of the litigation, management was not only able to restore our profitability, but also we have increased our investment into our future success at level that positions BRS for growth. Our management team attaches great importance to a conservative fiscal policy. And the results for 2005 speaks for itself, we believe that BRS has regained its rightful place as one of the world’s leading aviation companies.

Ladies and Gentlemen, it was important for me to begin my address with a look at how our business has developed and what important changes we have made over the last year.

•                  Cirrus Contract – On February 6 we announced an extended supplier agreement with Cirrus Design. Under the agreement, BRS will continue to be the exclusive supplier of the Cirrus Airframe Parachute System (CAPStm). As part of this agreement, BRS is covered under the Cirrus product liability policy.

•                  CT – On October 3 we announced the 1350 Light Sport Aircraft system will be standard on all Flight Design CT Light Sport Aircraft delivered in the United States.

•                  Mexico Acquisition – On September 21 we announced the acquisition of the Tijuana, Mexico manufacturing facility of Paranetics Technology, Inc.

•                  Backlog increase – We have shown significant increase in backlog from $940,000 on September 30, 2005 to $5,594,841 as of March 14, 2006.

•                  Senior Management Team – Ultimately it was essential to find the right people for the planned strategic and organizational realignment. I am proud and confident of the team we now have in place and I am convinced this management team is among the best in the industry. It is with them that we intend to implement our strategy. Ladies and Gentlemen, as demonstrated by last year’s performance, this team is also worthy of your trust and support. We expect that the demarcation of responsibilities will in some cases require small adjustments during the course of the year under the new BRS strategy. But I can assure you now there will be no significant changes in management.

•                  BRS 6 – On July 25 BRS introduced a new product line, the BRS-6. This system enhancement designed for Light Sport Aircraft represents the culmination of nearly a decade of ongoing research and development by BRS. The BRS-6 meets the ASTM standard for LSA aircraft including the fully assembled special LSA.

•                  Symphony STC – On January 4 we announced a new factory designed and installed parachute system has been approved by the FAA for the Symphony Aircraft 160 two-place models. This is our fourth Supplemental Type Certificate.

MARKET OUTLOOK

In 2005 General Aviation airplane billings rose to $15.1 billion, a 27.2 percent increase over 2004. The General Aviation Manufactures Association reported in their 2006

Annual Industry Review & 2006 Market Outlook Briefing, that the current growth cycle is expected to be an extended cycle.

Overall the outlook remains strong:

•                  There are 320,000 GA airplanes worldwide – 2,365 piston-engine aircraft were shipped in 2005, up 20.2% from 2004

•                  GA directly contributes more than $41 billion ($102 billion indirectly) to the US economy annually.

•                  In the US, GA aircraft fly over 48 million hours and carry 166 million passengers annually

•                  There are nearly 4,000 paved GA airports open to the public in the US

•                  Nearly two-thirds of all the hours flown by GA aircraft are for business purposes

•                  There are 639,200 active pilots and 87,000 student pilots

•                  GA is the primary training ground for most commercial airline pilots

•                  The primary reason most people don’t fly more, after listing cost, is “fear” – According to the 2005 Nall Report, there were 1,413 General Aviation accidents in 2004

Strong growth in demand is expected for BRS products and services over the medium term. We have enhanced our dealer and distribution network to respond to this demand.

BRS today is a leading aviation safety growth company in an active market. We have four primary business segments:

•                  Ultralight

•                  300-500 aircraft produced annually

•                  BRS has a 30% market share

•                  FY05 sales were $1.3M

•                  FY04 sales were $1.2M

•                  2005 growth was 7.4%

•                  Experimental

•                  1,5000 aircraft produced annually

•                  BRS has a 5% market share

•                  FY05 sales were $0.3M

•                  FY04 sales were $0.2M

•                  2005 growth was 51.9%

•                  Light Sport Aircraft

•                  300-450 aircraft produced annually

•                  BRS has a 25% market share

•                  FY05 sales were $20,000

•                  FY04 sales were $0

•                  2005 growth was 100%

•                  General Aviation

•                  2,400 aircraft produced annually

•                  BRS has a 33% market share

•                  FY05 sales were $6.5M

•                  FY04 sales were $5.2M

•                  2005 growth was 24.8%

While at first glance, one might conclude that we should be addressing the experimental market more aggressively, and we are, additional analysis will show that for relatively the same effort, a 5% increase in the BRS GA market share would yield approximately $2.1M additional revenues whereas in experimental would yield only $325,000. We also strongly believe that the LSA market will grow substantially over the near term.

THE YEAR IN REVIEW

For the year in review, Ballistic Recovery System’s revenues increased to $8.1 million compared with $6.6 million in 2004. Our net loss for the year was $1.1 million due mainly to the booking of the entire $1.9M settlement on the Parsons case.

With continued focus on cost containment, we continue to see good operating margins of 38% compared with 35% from last year. We are able to optimize our labor utilization by improving the labor cost from 7.5% in FY04 to 5.9% in FY05.

No doubt the unfavorable judgment significantly impacted our company. The initial award of $3.4M for the plaintiff was negotiated down to a $1.9M settlement. We have paid the initial $700,000 from cash and the remainder of the payoff is structured over eight years. We are now able to report positive cash flow while making the payments on the Parsons settlement and building solid foundations for future growth by our investment in Mexico.

We also celebrated our 25th anniversary, received a Laureate Award from Aviation Week and Space Technology and saved 11 more lives in 05 – all in all, a very good year.

SUCCESSFUL REPOSITIONING OF BRS

The revenue mix continues to change and we have positioned the company to be responsive to changing market conditions. Our underlying performance of the business remains strong. We produced 1,399 units – up from 1,133 a year earlier.

Sport products represented 69% of our revenues in 2000. Today it represents 20% of our total business even though we are selling more sport units today than in 2000. The increase in sales over the last five years to Cirrus Design to 74.7% of our business in 2005 from only 31.0% in 2000 is driving this change.

OUTLOOK FOR 2006

As we look ahead for this year, it is our view that the economic picture is still strong and all indications are the business will continue to grow. We will also begin to see increases in our repack business. Some Cirrus repacks will begin in 3Q09 and increases to over 100 per quarter by 2Q12. We are also investing in new markets like Department of Defense work.

THE MANAGEMENT VISION FOR THE COMPANY

Our drive to improve performance and deliver higher stockholder value is focused on four fronts:

•                  The first is what we call “operational excellence.” This means running our operations safely, reliably, efficiently and with sound environmental stewardship.

•                  We are continuing to lower our cost structure. We know we must keep our costs down. That is what is required to remain competitive in a business like ours.

•                  We have a focused Research and Development program with funds directed at projects that can deliver long-term value, such as parachutes for the Very Light Jet category. On average, companies spend 4% on R&D. In the United States, aviation companies invest 6% of their revenue on R&D. BRS believes R&D is so key to our business, we have budgeted 11% of our revenue for R&D.

•                  And finally, we’re actively managing our objectives to build a highly competitive business that has a low cost structure, can generate strong returns and have growth potential both organically and through acquisition.

By focusing on these four fronts, we expect to achieve our objective to improve our results in FY06.

The tactics we will employ to accomplish these objectives will shift as conditions require, but the following six vision statements connect throughout.

•                  Differentiate Through Technology – Engineer safety solutions and maintain our leadership positions in GA, LSA and Sport markets.

•                  Leverage the Markets/Maintain Leadership – Continue OEM focus, actively look for M&A targets, and leverage our proven track record.

•                  Anticipate Market Changes – BRS should drive market needs as we see a transition from Sport to LSA and we prepare for increased repack business.

•                  Long Term Relationships with Clients – We should defend our strong brand and keep strong, sustained and growing markets. Leverage our 25 years of experience.

•                  Financial and Accounting Discipline – As a public company, we will fully comply with all provisions of the SOX 404 requirements and maintain appropriate reporting. We have in place and will maintain our conservative accounting policies with a very good multi-client accounting track record of no write offs.

•                  Management Team – We now have in place an experienced executive management team with a proven track record.

As mentioned, BRS plans to focus on its core businesses in 2006. This brings me to our strategy.

•                  Market Expansion and Products Development – Clearly we must respond to the strong market demand and provide more products for more applications. In this last year, we received our fourth STC, the Symphony 160. Work must continue with aircraft OEM’s to design the parachute into the initial aircraft design.

•                  Offshore and Strategic Repositioning – We continue to see pricing pressures not only from Europe, but from our largest customer Cirrus Design. We have responded to these pressures and managed to deliver significant price reductions to Cirrus. The key to our success here is what we are doing in Mexico and our investment to bring the parachute canopy production in-house. We also are keenly aware that we cannot risk sole-source suppliers on key components – even if that sole source is our own company. Therefore we will advantage opportunities in China and elsewhere to accomplish as much as 30% of our canopy production. Additionally, we need to evaluate our rocket supply chain, with options being considered to bring this in-house and to qualify additional external suppliers.

•                  Restructuring and New Business Model – BRS is a dynamic, changing company. We implemented in the 3Q05 a fixed cost reduction program that has yielded good results and impacted our operating margins positively. Starting in 1Q06, we defined a new business model based on partnerships with our key suppliers and customers. We expect to see Mexico reach the break even point by the 3Q06 – only months after the acquisition. And throughout 2006 and 2007 we will continue to focus on long-term repositioning at all levels to leverage business relationships and define the business model.

We reported at last year’s annual meeting that BRS was adopting a “back to basics approach.”  Today, the result of that effort is strong top-line growth and a steady improvement in operating margins. Additionally, this helps us on a technical front as demonstrated in August, when we were able to successfully complete the Federal

Aviation Administration Aircraft Certification Systems Evaluation Program (ACSEP) audit.

I believe we are doing the right thing at the right time.

Management expects the market sector for LSA and GA to continue to grow by double digits over the medium term.

BRS is the run-away market leader in whole-airplane emergency recovery parachute systems. Our two highest margin products, the GA product (Cessna 182 and Symphony 160 are examples) and LSA (such as the CT) are available in a combined market of approximately $100M for Cessna 182, Symphony 160 and LSA Aircraft. This represents great growth opportunities if we:

•                  Maintain our technological edge and design-to-cost approach through a sustained level of Research and Development

•                  Develop our technology portfolio and secure access to certain technologies provided by third parties

•                  Defend and grow our market share by launch of profitable new generation of products

The most recent illustration of this is:

•                  BRS-6 – a new an improved system

•                  Symphony 160 – with innovative installation – a cooperative effort with the aircraft OEM

•                  Flight Design CT – using our 1350 high speed system

BRS REPACK BUSINESS

Now is the time for us to prepare for the increase we will see in repack business as the Cirrus products begin to approach the 10-year repack cycle. Some Cirrus repacks will begin in 3Q09 and increase to over 100 per quarter by 2Q12.

We have seen a rise in demand for our repack work since mid 2004. We have some capacity issues with our current facilities and must plan for the growth anticipated and invest the capital now to respond to this need. Additionally, we restructured the pricing policies associated with repacks and decreased our pricing to be more in line with our investment.

We must leverage the growth opportunities to optimize our repack productivity and increase efficiency through modernization including a review of facilities and equipment.

As the number of aircraft in the field equipped with a parachute expands, we must advantage the significant high margin after-sales potential. In the General Aviation segment alone, we are adding today over 700 aircraft per year with parachutes, and that number will continue to grow.

Clearly these indications show us that we must develop the repack business as a full business line.

ACQUISITION STRATEGY

Organic growth will peak, and new parachute products will result in some growth after a long business cycle, but acquisition provides optimization and product diversification with a more immediate result.

Some of the benefits of the Mexico Acquisition are:

•                  Increase in our manufacturing capacity with optimal timing, mainly through just in time delivery. Although we have increased inventory during the transition, we expect to see gains through FY06.

•                  We are able to optimize our labor utilization, not only in Mexico, but by reclassification of positions here in St. Paul. For example, by moving sewing operations to Mexico, we realize not only a reduced labor rate, but we can reassign the personnel here to have them work in other areas.

•                  This allows us to devote additional resources to maximize activity and eliminates the need for additional staffing and the costly training and transition associated with new hires. We have trained and qualified people that we can use immediately in other areas, therefore continuing our increase in productivity.

•                  Ultimately Mexico will increase our business in Europe as we can now compete with the low Eastern Europe labor rates that our competitors use.

•                  Overall we want to exploit our growth potential in Mexico as we have room to grow and possibility do cut and sew operations for other companies there.

Q1 2006 RESULTS

Last month we announced our first-quarter financial results. In the face of continuing challenging conditions associated with the Mexico start-up and the payment of the settlement, we reported improved sales, up 2.2%. The improvement was somewhat muted by a two week shut down during the holidays at Cirrus Design, BRS’s major customer. However, the benefits of our increased performance goals are still evident across the board, underpinning our earnings and validating our expectations for strong contributions from all business groups going forward. All together, we showed a net loss of $33,735. We are investing about $12,500 per week in Mexico and $19,000 per month in settlement payments.

CONCLUSION

I come now to the conclusion of my presentation. How do we assess the prospects for FY2006?

BRS has a number of strengths:

•                  Strong Industry Momentum – As the market grows, we are seeing increased business evidenced by a 495% increase in backlog from last year.

•                  Industry Leader – BRS enjoys worldwide brand recognition and is the leader in whole-airplane emergency recovery parachutes. As we look to grow, we have defined our position on acquisitions and identifying targets. We also enjoy strong partnerships at the OEM level.

•                  Strategic Positioning – BRS is well positioned in key markets and we have the skilled employees with recognized industry experience to advantage our position.

•                  Strong Management Team – Our management team is world-class with a proven organic and acquisition growth record.

•                  Integrated Product and Service Provider – We have a full range of products which provides us earnings stability through a diversified business model.

BRS expects business conditions in the current year to remain essentially similar to those in 2005. We still have several legacy issues that will last until the end of FY2006. It will therefore be even more important to mitigate internal and vendor costs with further price increases going forward.

While sales in FY2006 are expected to exceed 2005 levels in all business units, we intend first to analyze in more detail the effects of the acquisition in Mexico and get them to profitability and cash flow at the end of April.

Our technological and brand strengths, or global presence in growth markets and especially the expertise of our employees, I am confident that this year we will make further progress in what will remain a challenging environment.

I would like to thank you, our shareholders, for your support. Thank you.